Exhibit 4.3

Execution Copy

iDINE REWARDS NETWORK INC.

3 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023

INDENTURE

DATED AS OF OCTOBER 15, 2003

LASALLE BANK NATIONAL ASSOCIATION

AS TRUSTEE

i

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310 (a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.8; 9.10
	(c)	N.A.
Section	311 (a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312 (a)	2.5
	(b)	11.3
	(c)	11.3
Section	313 (a)	9.6
	(b)(1)	N.A.
	(b)(2)	9.6
	(c)	9.6; 11.2
	(d)	9.6
Section	314 (a)	6.3; 6.4; 6.5; 11.2
	(b)	N.A.
	(c)(1)	11.4(a)
	(c)(2)	11.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.4(b)
	(f)	N.A.
Section	315 (a)	9.1(b)
	(b)	9.5; 11.2
	(c)	9.1(a)
	(d)	9.1(c)
	(e)	8.11
Section	316 (a)(last sentence)	2.9
	(a)(1)(A)	8.5
	(a)(1)(B)	8.4
	(a)(2)	N.A.
	(b)	8.7
	(c)	11.5
Section	317 (a)(1)	8.8
	(a)(2)	8.9
	(b)	2.4

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

v

THIS INDENTURE, dated as of October 15, 2003, is between iDine Rewards Network Inc., a corporation duly organized under the laws of the State of Delaware, and LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee.

In consideration of the premises and the purchase of the Securities (as defined below) by the Holders (as defined below) thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 3¼% Convertible Subordinated Debentures Due 2023.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Additional Interest” has the meaning specified in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified Person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

“Common Stock” means the Common Stock of the Company, $0.02 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means iDine Rewards Network Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Rate” means $1,000 divided by the then-current Conversion Price.

“Conversion Value” means the product of the last reported bid price of the Common Stock on any date of determination multiplied by the Conversion Rate of the Securities in effect on that date.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 135 South LaSalle Street, Suite 1960 Chicago, IL 60603, Attention: Corporate Trust Services or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Designated Senior Indebtedness” means any Senior Indebtedness in which the instrument creating or evidencing the Indebtedness (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means October 15, 2023.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indebtedness” means (a) all indebtedness, obligations and other liabilities contingent or otherwise of the Company (i) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, (b) all reimbursement obligations and other liabilities contingent or otherwise of the Company with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities contingent or otherwise of the Company in respect of (i) leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of the Company, or (ii) under other leases for facilities, equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, (d) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor; (e) all obligations contingent or otherwise of the Company with respect to any interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (f) all direct or indirect guarantees or similar agreements by the Company in respect of, and all obligations or liabilities of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (e); and (g) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Purchaser” means Credit Suisse First Boston LLC.

“Insolvency or Bankruptcy Proceeding” means any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company or to the property of the Company or the assets of the Company, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Company.

“Interest Payment Date” has the meaning specified in paragraph 1 of the Security, attached as Exhibit A hereto.

“Interest Payment Record Date” has the meaning specified in paragraph 1 of the Security, attached as Exhibit A hereto.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.12 and 6.4, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any entity.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement dated, as of October 8, 2003, between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

“Representative” means (a) the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security bearing the restrictive legend set forth in the form of Security set for in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 3¼% Convertible Subordinated Debentures due 2023, or any of them, as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Indebtedness” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior Indebtedness does not include:

(1)	Indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is on the same basis or junior to the Securities; and

(2)	the Securities.

“Significant Subsidiary” means any Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 10.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

“Trading Price” means, on any date of determination, the average of the secondary bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided, that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will equal the Conversion Value.

“Trustee” means LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer”, with respect to the Trustee, any officer assigned to the Corporate Trust Office to administer its corporate trust matters.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.2 Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(d)
“AMEX”	4.6(e)
“Bankruptcy Law”	8.1
“Cash Settlement Averaging Period”	4.15
“Cash Settlement Notice Period”	4.15
“Change of Control”	3.7(a)
“Change of Control Offer”	3.7(a)
“Change of Control Purchase Date”	3.7(a)
“Change of Control Purchase Notice”	3.7(c)
“Change of Control Purchase Price”	3.7(a)
“Closing Price”	4.6(e)
“Company”	1.1
“Company Order”	2.2
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Notice”	4.2
“Conversion Obligation”	4.15
“Conversion Price”	4.6
“Conversion Retraction Period”	4.15
“Current Market Price”	4.6(e)
“Custodian”	8.1
“DTC”	2.1(c)
“Depositary”	2.1(c)
“Determination Date”	4.6(c)
“Event of Default”	8.1
“Expiration Date”	4.6(c)
“Expiration Time”	4.6(c)
“Final Notice Date”	4.15
“Instrument”	8 1
“Legal Holiday”	11.7
“Legend”	2.12(a)
“Notice of Default”	8.1(g)
“NNM”	4.6(e)
“Optional Purchase Date”	3.8(a)
“Optional Purchase Notice”	3.8(a)
“Optional Purchase Offer”	3.8(a)
“Optional Purchase Price”	3.8(a)
“Partial Cash Amount”	4.15(b)(iii)
“Paying Agent”	2.3
“Payment Blockage Notice”	5.2(b)
“Primary Registrar”	2.3
“Purchase Agreement”	2.1(a)
“Purchased Shares”	4.6(c)
“Redemption Date”	3.1
“Redemption Notice”	3.1

Term	Defined in Section
“Redemption Price”	3.1
“Registrar”	2.3
“Regular Record Date”	3.4
“Rights Plan”	4.6(c)
“Triggering Distribution”	4.6(c)
“Trigger Event”	4.6(c)
“Trustee”	Preamble
“Unissued Shares”	3.7(a)

Section 1.3 Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture; and

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) “or” is not exclusive;

(e) provisions apply to successive events and transactions;

(f) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(g) the masculine gender includes the feminine and the neuter;

(h) references to agreements and other instruments include subsequent amendments thereto;

(i) references to sections of or rules promulgated under the Securities Act or the TIA shall include subsequent amendments, replacements, successor or substitute sections or rules thereto as adopted by the SEC from time to time; and

(j) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II.

THE SECURITIES

Section 2.1 Form and Dating.

(a) The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated October 8, 2003 (the “Purchase Agreement”), between the Company and the Initial Purchaser, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(b) The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In case of any conflict between the provisions of any Security with the provisions of this Indenture, the provisions of this Indenture shall control.

(c) All of the Securities are initially being offered and sold to QIBs in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(d) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(e) The Company shall execute and the Trustee shall, in accordance with this Section 2.1(e), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO IDINE REWARDS NETWORK INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY

NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.2 Execution and Authentication.

An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $70,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $70,000,000 except as provided in Section 2.7 hereof.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.3 Registrar, Paying Agent and Conversion Agent.

The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Registrar, Paying Agent (except as provided in Section 6.1) or Conversion Agent.

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee (which shall initially be 135 South LaSalle Street, Suite 1960 Chicago, IL 60603, Attention: Corporate Trust Services) one such office or agency of the Company for each of the aforesaid purposes.

Section 2.4 Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest and Additional Interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest and Additional Interest, if any, so becoming due. Subject to Section 5.2 hereof, a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest and Additional Interest, if any, on the Securities, and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest and Additional Interest, if any, on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money. Upon any Insolvency or Bankruptcy Proceeding relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.5 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee at least five Business Days prior to each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6 Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12 hereof, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A hereto, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3 hereof, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.7, 2.10, 2.12(a), 3.6, 3.7, 4.2 (last paragraph) or 10.5.

None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Redemption Notice has been issued by the Company or any Change of Control Purchase Notice or Optional Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7 Replacement Securities.

If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8 Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, Change of Control Purchase Date, Optional Purchase Date or the Final Maturity Date money sufficient to pay the principal of and accrued interest and Additional Interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Change of Control Purchase Date, Optional Purchase Date or the Final

Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest and Additional Interest, if any, on them shall cease to accrue.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.9 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company, any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Securities

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall promptly cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to a redemption by the Company pursuant to Section 3.1, a Change of Control Offer or Optional Purchase Offer shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4 hereof.

Section 2.12 Legend; Additional Transfer and Exchange Requirements.

(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A or additional legends required by law, stock exchange rules or usage (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if so requested by the Company or such Registrar, as may be reasonably acceptable to the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement under the Securities Act that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend or any portion thereof. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend may be reinstated by the Company.

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security in accordance with the terms of such Security. No transfer of a Security to any Person shall be effective unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), unless otherwise required by law or stock exchange rules. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an opinion of counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(f) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Only Restricted Securities shall be issued in exchange for Restricted Global Securities. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

Section 2.13 CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE III.

REDEMPTION AND REPURCHASE

Section 3.1 Right to Redeem; Notice to Trustee. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after October 15, 2008, at a price (the “Redemption Price”) equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest and Additional Interest, if any, up to, but not including, the date of redemption (each a “Redemption Date”); provided, that if a Redemption Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date.

If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee at least 30 days prior to the Redemption Date as fixed by the Company (the “Redemption Notice”) (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

Except as set forth in this Section 3.1 and paragraph 5 of the Securities, the Company shall not have the option to redeem the Securities prior to October 15, 2008.

Section 3.2 Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed or purchased by lot, or in the Trustee’s discretion, on a pro rata basis. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 20 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption. If a portion of Securities is selected for partial redemption and a Holder elects to convert a portion of Securities pursuant to Article 4 hereof, the converted portion of the Securities will be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3 Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the then current Conversion Price;

(d) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(e) the name and address of the Paying Agent and Conversion Agent;

(f) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(g) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements in paragraph 8 of the Securities;

(h) that, unless the Company defaults in making such redemption payment, interest including Additional Interest, if any, on Securities called for redemption ceases to accrue on and after the applicable Redemption Date;

(i) the CUSIP number, if any, printed on the Securities being redeemed; and

(j) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the applicable Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3 hereof, Securities called for redemption (unless previously converted) become due and payable on the applicable Redemption Date at the Redemption Price stated in the notice. A notice of redemption may not be conditional. The Redemption Price shall be paid to a Holder promptly following the later of (i) the Redemption Date with respect to the Security of such Holder, and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof for purchase pursuant to the Redemption Notice, provided, that if a Redemption

Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date. .

Section 3.5 Deposit of Redemption Price. On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the aggregate Redemption Price of all the Securities or portions thereof that are to be purchased on such Redemption Date. The manner in which the deposit required by this Section 3.5 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on or before 11:00 a.m. New York City time on the Redemption Date.

If a Paying Agent holds, in accordance with the terms hereof, Cash sufficient to pay the Redemption Price of any Security for which a Redemption Notice has been tendered in accordance with this Indenture then, on the Redemption Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Redemption Price as aforesaid).

Section 3.6 Securities Redeemed in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Redemption Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge except that the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.7 Offer to Repurchase Upon Change of Control.

(a) If at any time that Securities remain outstanding there shall occur a Change of Control, each Holder will have the right to require the Company to repurchase all of its Securities not previously called for redemption, or any portion of such Securities, at a purchase price (the “Change of Control Purchase Price”) equal to 100% of the principal amount of all such Securities, plus accrued and unpaid interest, including Additional Interest, if any, on such Securities to, but not including, the Change of Control Purchase Date (as defined below) provided, that if a Change of Control Purchase Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date. Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Securities, as of the date that is 30 Business Days after the occurrence of the Change of Control (the “Change of Control Purchase Date”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.7.

A “Change of Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1)	any “Person” or “group” is or becomes the “beneficial owner,” directly or indirectly, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company;

(2)	the Company consolidates with or merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets or any Person consolidates with, or merges with or into the Company, in any such event other than to one or more of its wholly-owned Subsidiaries, other than any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of its Capital Stock entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

(3)	the Holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

For the purpose of the definition of “Change of Control”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision, (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” or other Person with respect to which the Change of Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.” The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change of Control.

Notwithstanding anything to the contrary set forth in this Section 3.7, a Change of Control will not be deemed to have occurred if either:

(1)	the Closing Price (determined in accordance with Section 4.6(e) of this Indenture) of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

(2)	in the case of a merger or consolidation, all of the consideration (excluding Cash payments for fractional shares and Cash payments pursuant to dissenters’ appraisal rights) to be received in the merger or consolidation constituting the Change of Control by holders of Common Stock consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

(b) Notice of Change of Control. Within 10 Business Days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of Change of Control Purchase Notice to be completed by the Holder in the event the Holder elects such right to repurchase and shall state:

(1)	that the Change of Control Offer is being made pursuant to this Section 3.7 and that all Securities tendered will be accepted for payments;

(2)	the date of such Change of Control and, briefly, a description of such Change of Control;

(3)	the date by which the Change of Control Purchase Notice must be delivered pursuant to this Section 3.7 in order for the Holder to exercise the repurchase right;

(4)	the Change of Control Purchase Date;

(5)	the Change of Control Purchase Price;

(6)	the Holder’s right to require the Company to purchase the Securities;

(7)	briefly, information about the Holder’s right to convert the Securities;

(8)	that any Security not tendered will continue to accrue interest including Additional Interest, if any;

(9)	the name and address of each Paying Agent and Conversion Agent;

(10)	the Conversion Price and any adjustments thereto;

(11)	that Securities as to which a Change of Control Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(12)	the procedures that the Holder must follow to exercise rights under this Section 3.7;

(13)	the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal;

(14)	that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities;

(15)	that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, on and after the Change of Control Payment Date;

(16)	that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the Change of Control Purchase Notice completed, to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Change of Control Purchase Date;

(17)	that Holders will be entitled to withdraw their election if the Paying Agent receives from the Holder, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission, letter or any other written form setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing its Change of Control Purchase Notice; and

(18)	that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c) Withdrawal. A Holder may exercise its rights specified in subsection (a) of this Section 3.7 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Change of Control Purchase Notice”) to any Paying Agent in accordance with Section 3.7(d).

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.7(e) hereof which is received by the Paying Agent at any time prior to the close of business on the second Business Day preceding the Change of Control Purchase Date.

A Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.7, a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of the Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Purchase Date and the time of the delivery of the Security.

(d) Change of Control Purchase Notice. A Holder may exercise its right specified in Section 3.7(a) upon delivery of a properly completed Change of Control Purchase Notice to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Change of Control Purchase Date, stating:

(i) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate depositary procedures if Certificated Securities have not been issued;

(ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

(iii) that such Security shall be repurchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in the Securities and this Indenture.

The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor.

(e) Effect of Change of Control Purchase Notice. Upon receipt by any Paying Agent of the Change of Control Purchase Notice specified in Section 3.7(c), the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Security, provided, that if a Change of Control Purchase Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (i) the Change of Control Purchase Date with respect to such Security (provided the conditions in Section 3.7(c) and 3.7(d) have been satisfied) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.7(c). Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to

Article 4 on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

A Change of Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Change of Control Purchase Date, specifying:

(a) the certificate number, if any, or the appropriate Depositary procedures, if applicable, or the Security in respect of which such notice of withdrawal is being submitted;

(b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Security which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for repurchase by the Company.

(f) Deposit of Change of Control Purchase Price. On or before 11:00 a.m. New York City time on the Change of Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof that are to be purchased on such Change of Control Purchase Date. The manner in which the deposit required by this Section 3.7(e) is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on or before 11:00 a.m. New York City time on the Change of Control Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, Cash sufficient to pay the Change of Control Purchase Price of any Security for which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change of Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change of Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change of Control on or as soon as practicable after the Change of Control Purchase Date.

(g) Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge except that the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(h) Compliance with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.7 hereof, the Company shall:

(a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

(b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and

(c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.7 to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.7, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.7.

Notwithstanding anything to the contrary herein, the Company may not repurchase any Security pursuant to this Section 3.7 at any time when the subordination provisions of this Indenture otherwise would prohibit the Company from making payments in respect of Securities.

(i) Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.7(f) exceeds the aggregate Change of Control Purchase Price together with accrued and unpaid interest including Additional Interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change of Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess Cash to the Company.

(j) Compliance by Third Party In Lieu of Company. Notwithstanding anything to the contrary in this Section 3.7, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.7 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

Section 3.8 Offer to Repurchase Securities on Specific Dates.

(a) Optional Purchase Offer.

(i) On October 1, 2008, October 1, 2013 and October 1, 2018 (each, an “Optional Purchase Date”), each Holder will have the right to require the Company to repurchase all of its Securities not previously called for redemption, or any portion of such Securities at a purchase price equal to 100% of the principal amount of those Securities, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable Optional Purchase Date (the “Optional Purchase Price”) provided, that if an Optional Purchase Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date. The Company shall make an offer (each an “Optional Purchase Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Securities, as of the applicable Optional Purchase Date.

(ii) No earlier than 60 and no later than 30 Business Days prior to each Optional Purchase Date, the Company shall mail or cause to be mailed a written notice of the Optional Purchase Offer by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of Optional Purchase Notice to be completed by the Holder and returned to the Company in the event that the Holder elects such right to repurchase and shall state:

(1)	that the Optional Purchase Offer is being made pursuant to this Section 3.8 and that all Securities tendered will be accepted for payments;

(2)	the date by which the Optional Purchase Notice must be delivered pursuant to this Section 3.8 in order for a Holder to exercise the repurchase right;

(3)	the Optional Purchase Date;

(4)	the Optional Purchase Price;

(5)	the Holder’s right to require the Company to purchase the Securities;

(6)	briefly, information about the Holder’s right to convert the Securities;

(7)	that any Security not tendered will continue to accrue interest, including Additional Interest, if any;

(8)	the name and address of the Paying Agent and the Conversion Agent;

(9)	the Conversion Price and any adjustments thereto;

(10)	that Securities as to which an Optional Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only if the

Optional Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(11)	the procedures the Holder must follow to exercise rights under this Section 3.8;

(12)	the procedures for withdrawing an Optional Purchase Notice, including a form of notice of withdrawal;

(13)	that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities;

(14)	that, unless the Company defaults in the payment of the Optional Purchase Price, all Securities accepted for payment pursuant to an Optional Purchase Offer shall cease to accrue interest and Additional Interest, if any, on and after the applicable Optional Purchase Date;

(15)	that Holders electing to have any Securities purchased pursuant to an Optional Purchase Offer will be required to surrender the Securities, with the Optional Purchase Notice completed, to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the applicable Optional Purchase Date;

(16)	that Holders will be entitled to withdraw their election if the Paying Agent receives from the Holder, not later than the close of business on the second Business Day preceding the applicable Optional Purchase Date, facsimile transmission, letter or any other written form setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing its Optional Purchase Notice; and

(17)	that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(iii) A Holder may exercise its right specified in Section 3.8(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Optional Purchase Notice”) to the Paying Agent no earlier than 5:00 p.m., New York City time, on the 20th Business Day and no later than 5:00 p.m., New York City time, on the second Business Day immediately preceding the applicable Optional Purchase Date, stating:

(1)	the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

(2)	the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(3)	that such Security shall be repurchased by the Company as of the Optional Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Optional Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Purchase Price therefor.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.8(a), a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.8(a) shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Optional Purchase Date and the time of delivery of the Security.

Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Optional Purchase Notice contemplated by this Section 3.8(a) shall have the right to withdraw such Optional Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or an integral multiple thereof at any applicable time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Optional Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8(c).

The Paying Agent shall promptly notify the Company of the receipt by it of any Optional Purchase Notice or written notice of withdrawal thereof.

(b) Effect of Optional Purchase Notice. Upon receipt by the Paying Agent of an Optional Purchase Notice specified in Section 3.8(a), the Holder of the Security in respect of which such Optional Purchase Notice was given shall (unless such Optional Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Optional Purchase Price with respect to such Security, provided, that if an Optional Purchase Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date. Such Optional Purchase Price shall be paid to such Holder promptly following the later of (i) the applicable Optional Purchase Date with respect to such Security (provided the conditions in Section 3.8(a) have been satisfied) and (ii) the time of delivery of such Security to the Paying

Agent by the Holder thereof in the manner required by Section 3.8(a). Securities in respect of which an Optional Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Optional Purchase Notice unless such Optional Purchase Notice has first been validly withdrawn as specified in the following paragraph.

An Optional Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered to the office of the Paying Agent in accordance with the Optional Purchase Notice at any time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Optional Purchase Date, specifying:

(a) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;

(b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Security which remains subject to the original Optional Purchase Notice and which has been or will be delivered for repurchase by the Company.

(c) Deposit of Optional Purchase Price. On or before 11:00 a.m., New York City time, on an Optional Purchase Date, the Company shall deposit with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Optional Purchase Price of all the Securities or portions thereof which are to be purchased on such Optional Purchase Date. The manner in which the deposit required by this Section 3.8(c) is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on or before 11:00 a.m. New York City time on the Optional Purchase Date.

If the Paying Agent holds, in accordance with the terms hereof, Cash sufficient to pay the Optional Purchase Price of any Securities for which an Optional Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on such Optional Purchase Date, such Securities will cease to be outstanding, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Optional Purchase Price upon delivery of such Securities). The Company shall publicly announce the principal amount of Securities purchased pursuant to an Optional Purchase Offer on or as soon as practicable after each Optional Purchase Date.

(d) Securities Repurchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Optional Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the

Holder of such Security, without service charge except that the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(e) Compliance With Securities Laws Upon Repurchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.8(a) hereof, the Company shall:

(a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

(b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and

(c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.8 to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.8, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.8.

Notwithstanding anything to the contrary herein, the Company may not repurchase any Security pursuant to this Section 3.8 at any time when the subordination provisions of this Indenture otherwise would prohibit the Company from making payments in respect of Securities.

(f) Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.8(c) exceeds the aggregate Optional Purchase Price together with accrued and unpaid interest including Additional Interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Optional Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess Cash to the Company.

ARTICLE IV.

CONVERSION

Section 4.1 Conversion Privilege.

Subject to the further provisions of this Article 4 and paragraph 8 of the Securities, a Holder of a Security shall have the right, at such Holder’s option, to convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Final Maturity Date, at the Conversion Price then in effect if:

(a) the Closing Price of the Common Stock on the Trading Day prior to the Conversion Date was 110% or more of the then current Conversion Price of such Security on such Trading Day;

(b) the Company delivers a notice of redemption pursuant to Section 3.3 hereof;

(c) the average Trading Prices for the Securities for any five consecutive Trading Day period is less than 100% of the average Conversion Value for the Securities during such period, provided, however, that no Securities may be converted based on the satisfaction of this condition if at the time of the calculation, the Closing Price of the Common Stock is between the then current Conversion Price and 110% of the then current Conversion Price;

(d) the Company distributes to Holders of Common Stock rights entitling them to purchase Common Stock at less than the Closing Price of the Common Stock on the last Trading Day preceding the declaration for such distribution;

(e) the Company distributes to Holders of Common Stock assets, debt, securities or any rights to purchase the Company’s securities (excluding dividends or distributions for which a Conversion Price adjustment is required to be made under Section 4.6(a) or 4.6(b)), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price of the Common Stock for the last Trading Day preceding the declaration for such distribution; or

(f) the Company becomes a party to a consolidation, merger or sale of all or substantially all of the Company’s assets or a Change of Control occurs pursuant to which the Common Stock would be converted into Cash, stock or other property unless all of the consideration, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation otherwise constituting a Change in Control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the NNM, or will be so traded immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock, depositary receipts or other securities representing common equity interests;

provided, however, that, if such Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the second Business Day preceding the Redemption Date, the Change of Control Purchase Date or Optional Purchase Date, as applicable, for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall Default in making the Redemption Price Change of Control Purchase Price or Optional Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Security is purchased). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 4.

A Holder may convert a portion of a Security equal to any integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Holder of a Security is not entitled to receive any accrued and unpaid interest including Additional Interest, if any, in respect of the Security upon, or from and after, the conversion of such Security.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(g) Conversion upon Change of Control. If the Company elects to make a distribution to holders of Common Stock pursuant to subparagraphs (d) and (e) above, the Company must notify the Holders at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, a Holder may surrender its Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place.

The Company will provide written notice to the Trustee upon the occurrence of any of the conversion events specified in this Section 4.1.

Section 4.2 Conversion Procedure.

To convert a Security, a Holder must (a) complete and manually sign the Conversion Notice on the back of the Security (the “Conversion Notice”) and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (d) pay any transfer or similar tax, if required, and (e) satisfy any additional requirement under paragraph 8 of the Security, if any. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon conversion of a Security, the Company may choose to deliver shares of Common Stock, Cash or a combination of shares of Common Stock and Cash as set forth in Section 4.15. Anything herein to the contrary notwithstanding, in the case of Global Securities, Conversion Notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

Each conversion shall be deemed to have been effected as to any Security (or portion thereof) as of the close of business on the later of (i) the Conversion Date, (ii) the expiration of the Cash Settlement Notice Period, or (iii) if the Company elects to pay Cash in lieu of Common Stock pursuant to Section 4.15, the expiration of the Cash Settlement Averaging Period, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender of a Security on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Securities shall be surrendered.

No payment or adjustment will be made for dividends or distributions on Common Stock issued upon conversion of a Security.

Except as otherwise provided in this paragraph, no payment or adjustment will be made for accrued interest including Additional Interest, if any, on a converted Security. Securities surrendered for conversion (in whole or in part) during the period from the close of business on any record date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof presented for purchase upon a Redemption Date, a Change of Control Purchase Date or an Optional Purchase Date during the period beginning at the close of business on a record date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest and Additional Interest, if any, shall be payable to the registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company Defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

For the avoidance of doubt, settlement in Cash or Cash and shares of Common Stock, for any conversion of a Security shall be on the first Business Day following the final day of the Cash Settlement Averaging Period. Settlement solely in shares of Common Stock, for any conversion of a Security shall be on the third Business day following the final day of the Cash Settlement Notice Period.

Section 4.3 Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in Cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price (determined as set forth in Section 4.6(e) hereof) of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

Section 4.4 Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.5 Company to Reserve Stock.

The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

All shares of Common Stock delivered upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the NNM or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

Section 4.6 Adjustment of Conversion Price.

The conversion price as stated in paragraph 8 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows (without duplication):

(a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any

Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the record date of such event or the happening of such event, as appropriate. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or classification.

(b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior to the date of issuance shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (e) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all such rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c) In case the Company shall distribute to all or substantially all of the holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-Cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in Cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all of the holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (e) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (e) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that a record date for any dividend or distribution referred to in this subsection (c) occurs, but such dividend or distribution is not then paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such dividend or distribution had not been declared.

In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

With respect to rights to purchase preferred shares or shares of Common Stock issued pursuant to any rights that may be issued or distributed pursuant to any shareholders rights plan that the Company implements after the date of this Indenture (any rights that may be issued pursuant to any such future rights plan being referred to as a “Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, each Holder of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), unless such Holder is specifically excluded from securing such rights by any Rights Plan. Any distribution of rights or warrants pursuant to the Rights Plan in accordance with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(c).

Rights or warrants, other than rights issued pursuant to a Rights Plan, distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made in accordance with this Section 4.6(c). If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(i) In case the Company shall, by dividend or otherwise, at any time make a distribution (a “Triggering Distribution”) to all or substantially all holders of its Common Stock consisting exclusively of Cash on the Business Day (the “Determination Date”) immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Determination Date less the quotient of (y) the sum of the aggregate amount of Cash so distributed, paid or payable pursuant to the Triggering Distribution divided by (z) the number of shares of Common Stock outstanding on the Determination Date and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(ii) In the event any tender offer or exchange offer made by the Company or any of its Subsidiaries for Common Stock shall expire and the Company shall pay for Purchased Shares (as defined below) an aggregate consideration in an amount (determined as the sum of the aggregate amount of Cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer exceeds 110% of the current Market Price per share of Common Stock at the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the last date tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”) by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(c)(ii) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(c)(ii).

(iii) For purposes of this Section 4.6(c), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(d) After any adjustment to the Conversion Price is made in accordance with Section 4.6(c)(i) or (ii), no distribution or consideration (including the Triggering Distribution) that is taken into account in making such adjustment shall again be taken into account for any future or other adjustments made in accordance with Section 4.6.

(e) For the purpose of any computation under subsections (b) and (c) of this Section 4.6, the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 10 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (c) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 4.6. The closing price (the “Closing Price”) for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on The American Stock Exchange (the “AMEX”) or, if the Common Stock is not listed or admitted to trading on the AMEX, the Nasdaq National Market (the “NNM”) or any other principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the AMEX, the NNM or any other national securities exchange, the last reported sales price of the Common Stock as quoted on NNM or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NNM or any comparable system or, if the Common Stock is not quoted on NNM or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers’ Certificate delivered to the Trustee).

(f) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.10) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

Section 4.7 No Adjustment.

No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one thousandth of a share, as the case may be.

No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

Section 4.8 Other Adjustments.

(a) In the event that, as a result of an adjustment made pursuant to Section 4.6 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 4.

(b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Sections 4.6(b) and (c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

(c) Except as set forth in this Article 4, the Company shall not adjust the Conversion Price for (i) the issuance of its Common Stock or any securities convertible into or exchangeable therefor or (ii) the right to purchase its Common Stock or any securities convertible or exchangeable therefor.

Section 4.9 Adjustment for Tax Purposes.

The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

Section 4.10 Notice of Adjustment.

Whenever the Conversion Price or conversion privilege is adjusted as herein provided, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 4.11 Notice of Certain Transactions.

In the event that:

(a) the Company takes any action which would require an adjustment in the Conversion Price;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be, of such event. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4.11.

Section 4.12 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including Cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent, as the Board of Directors shall reasonably consider in good faith to be practicable, to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including Cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.12 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including Cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 4.13 Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.

Section 4.14 Voluntary Reduction.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Company’s Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock or require shareholder approval under AMEX rules in effect at the time of the reduction, unless the requisite number of the Company’s shareholders shall have duly approved such reduction.

Section 4.15 Payment of Cash in Lieu of Common Stock.

If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in this Section 4 and the Company receives such Holder’s Conversion Notice on or prior to the day that is 20 days prior to the Final Maturity Date (the “Final Notice Date”), the Company may choose to satisfy all or any portion of its conversion obligation (the “Conversion Obligation”) in Cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in Cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of written notice of conversion as specified in Section 4.2 (such period, the “Cash Settlement Notice Period”). If the Company elects to pay Cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the Conversion Notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a “Conversion Retraction Period”); no such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver Cash in lieu of shares (other than Cash in lieu of fractional shares). If the Conversion Notice has not been retracted, then settlement in Cash or Cash and shares of

Common Stock, will occur on the Business Day following the final day of the five Trading Day period beginning on the first Trading Day after the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”). Settlement amounts will be computed as follows:

(a) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company will deliver to such Holder a number of shares equal to (i) the aggregate original principal amount at maturity of the Securities to be converted divided by 1,000, multiplied by (ii) the Conversion Rate;

(b) if the Company elects to satisfy the entire Conversion Obligation in Cash, the Company will deliver to such Holder Cash in an amount equal to the product of:

(i) a number equal to (x) the aggregate original principal of Securities to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and

(ii) the average Closing Price of the Common Stock during the Cash Settlement Averaging Period; and

(iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in Cash (the “Partial Cash Amount”), the Company will deliver to such Holder the Partial Cash Amount and a number of shares equal to (1) the Cash settlement amount set forth in clause (b) above minus such Partial Cash Amount divided by (2) the average of the Closing Prices of the Common Stock during the Cash Settlement Averaging Period.

Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising such Holder’s option to require the Company to repurchase such Security may be converted as described in this Section 4.15 only if such notice of exercise is withdrawn as required in Section 3.7(e) hereof.

If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 4.1 and the Company receives such Conversion Notice after the Final Notice Date, if the Company chooses to satisfy all or any portion of the Conversion Obligation in Cash, the Company will have previously notified the Holders through the Trustee of the dollar amount to be satisfied in Cash at any time on or before the Final Notice Date. Upon such election, the Company will have notified the Holders through the Trustee of the dollar amount to be satisfied in Cash (which must be expressed either as 100% or as a fixed dollar amount) at any time on or before the Final Notice Date. Settlement amounts and settlement dates will be computed in the same manner as set forth above except that the Cash Settlement Averaging Period shall be the five Trading Day period beginning on the day after receipt of the Conversion Notice (or in the event the Company receives the Conversion Notice on the Business Day prior to the Final Maturity Date, the five Trading Day period beginning on the day after the Final Maturity Date). Settlement in Cash or Cash and shares of Common Stock, will occur on the Business Day following the final day of such Cash Settlement Averaging Period. Settlements solely in shares of Common Stock will occur on the third Business Day following the final day of the Cash Settlement Notice Period.

ARTICLE V.

SUBORDINATION

Section 5.1 Agreement of Subordination.

The Company agrees and each Securityholder by accepting a Security agrees that the payment of the principal of and interest including Additional Interest, if any, on all Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption, or the Change of Control Purchase Price or Optional Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 of this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in Cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred and that the subordination is for the benefit of the holders of the Senior Indebtedness.

No provision of this Article 5 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 5.2 Payments to Holders.

No payment shall be made with respect to the principal of or interest including Additional Interest, if any, on the Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption or the Change of Control Purchase Price or Optional Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 of this Indenture), except payments and distributions made by the Trustee as permitted by Section 5.11, if:

(a) a Default in the payment of principal, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a Default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness); or

(b) a Default, other than a payment Default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the Default (a “Payment Blockage Notice”) from a Representative or holder of Designated Senior Indebtedness or the Company.

Subject to the provisions of Section 5.5, if the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have come due and payable have been paid in full in Cash. No nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such Default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company shall resume payments on and distributions in respect of the Securities upon the earlier of:

(i) in the case of a Default referred to in clause (a) above, the date upon which the Default is cured or waived or ceases to exist, or

(ii) in the case of a Default referred to in clause (b) above, the earlier of the date on which such Default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 5 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Section 5.3 Liquidation; Dissolution; Bankruptcy.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in Cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in Cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of or interest including Additional Interest, if any, on the Securities (including, but not limited to, the Redemption Price with respect to Securities called for redemption or the Change of Control Purchase Price or Optional Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 of this Indenture); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in Cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 5, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in Cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

For purposes of this Article 5, the words, “Cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.3 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 7.

Section 5.4 Acceleration of the Securities.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of or interest including Additional Interest, if any, on the Securities by the Company (including, but not limited to, the Redemption Price with respect to the Securities called for redemption or the Change of Control Purchase Price or the Optional Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 of this Indenture), except payments and distributions made by the Trustee as permitted by Section 5.5, until all Senior Indebtedness has been paid in full in Cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

Section 5.5 When Distribution Must Be Paid Over.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in Cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in Cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in Cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in Cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in these Sections 5.2 through 5.5 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7. These Sections 5.2 through 5.5 shall be subject to the further provisions of Section 5.10.

Section 5.6 Subrogation of Securities.

After payment in full, in Cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities), to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 5, to the rights of the holders of Senior Indebtedness to receive payments or distributions of Cash, property or securities of the Company applicable to the Senior Indebtedness until the principal and interest including Additional Interest, if any, on the Securities shall be paid in full in Cash or other payment satisfactory to the Holders of the Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any Cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of Cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 5, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 5 are, and are intended solely for, the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 5.7 Related Rights.

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest including Additional Interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of Cash, property or securities of the Company received upon the exercise of any such remedy.

Section 5.8 Certain Conversions Deemed Payment.

For the purposes of this Article 5 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of Cash (except in satisfaction of fractional shares pursuant to Section 4.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 5.8, the term “junior securities” means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

Section 5.9 Distribution Notice to Representative.

Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Section 9.1 hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 5.

Section 5.10 Authorization to Effect Subordination.

Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.9 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 5.11 Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 5. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 5, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or otherwise have actual knowledge thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest and Additional Interest, if any, on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 5.11, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

The Trustee, subject to the provisions of Section 9.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 5.12 Trustee’s Relation to Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise.

Section 5.13 No Impairment of Subordination.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 5.14 Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 5.10 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 5.15 Senior Indebtedness Entitled to Rely.

The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 5, and no amendment or modification of the provisions contained herein shall diminish the rights of the holders of Senior Indebtedness outstanding at the time such amendment or modification goes into effect unless such holders shall have agreed in writing thereto.

Section 5.16 Agreement to Subordinate Unaffected.

The provisions of this Article 5 shall remain in full force and effect irrespective of (a) any amendment, modification, or supplement of, or any waiver or consent to, any of the terms of any Senior Indebtedness or the agreement or instrument governing any Senior Indebtedness, (b) the release or non-perfection of any collateral securing any Senior Indebtedness or (c) the manner of sale or other disposition of the collateral securing any Senior Indebtedness or the application of the proceeds upon such sale.

ARTICLE VI.

COVENANTS

Section 6.1 Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, interest, Additional Interest, if any, or Change of Control Purchase Price, Optional Purchase Price or Redemption Price shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate thereof) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, to the fullest extent permitted by law, pay (in immediately available funds) interest on overdue principal and overdue installments of interest including Additional Intent, if any, at the rate borne by the Securities per annum.

Section 6.2 Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) of a Paying Agent, Conversion Agent or Registrar where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

Section 6.3 SEC Reports.

The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.4 Compliance Certificates.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2003), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 6.5 Further Instruments and Acts.

Upon written request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.6 Maintenance of Corporate Existence.

Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.7 Rule 144A Information Requirement.

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities, make available to such Holder or beneficial holder of Securities or such Common Stock in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.

Section 6.8 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest including Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.9 Payment of Additional Interest.

If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional

Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE VII.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.1 Company May Consolidate, Etc, Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)	(A) the Company is the surviving corporation or (B) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture, and the conversion rights shall be provided for in accordance with Article 4 by such Person under such supplemental indenture;

(2)	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.2 Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. Such successor Person, such predecessor Person and the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and the release and discharge of such predecessor Person.

ARTICLE VIII.

DEFAULT AND REMEDIES

Section 8.1 Events of Default.

An “Event of Default” shall occur if:

(a) the Company defaults in the payment of any principal of any Security when the same becomes due and payable, whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

(b) the Company defaults in the payment of any interest including Additional Interest, if any, payable on any Security when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

(c) the Company fails to comply with any of its other agreements or covenants contained in the Securities or this Indenture and such failure continues for 60 days after a Notice of Default (defined below);

(d) the Company defaults in the payment of the Redemption Price, Change of Control Purchase Price or Optional Purchase Price of any Security when the same becomes due and payable upon a Redemption Date, Change of Control Purchase Date, Optional Purchase Date or otherwise, whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

(e) the Company fails to issue Cash, Common Stock or a combination thereof upon conversion of Securities by a Holder in accordance with the provisions of Article 4 hereof;

(f) the Company fails to provide notice of a Change of Control when required by Section 3.7 hereof;

(g) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (an “Instrument”) with a principal amount then outstanding in excess of U.S. $10.0 million, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding a written notice specifying such Default and requiring the Company to cause such indebtedness to be discharged or cause such Default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(h) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)	is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(2)	appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(3)	orders the liquidation of the Company or any Significant Subsidiary.

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice.

The notice given pursuant to this Section 8.1 must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 8.1 is cured, it ceases.

Section 8.2 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal, together with all accrued and unpaid interest including Additional Interest, if any, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 8.1 occurs, all unpaid principal, together with all accrued and unpaid interest including Additional Interest, if any, of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 8.3 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest and Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 8.4 Waiver of Defaults and Events of Default.

Subject to Sections 8.7 and 10.2, the Holders of a majority of the aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal of or interest and Additional Interest, if any, on any Security (including payment of the Change of Control Purchase Price or Optional Purchase Price in connection with a Change of Control Offer or Optional Purchase Offer, as the case may be), a failure by the Company to convert any Securities into Cash, Common Stock or any combination thereof or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases.

Section 8.5 Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered reasonable indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.6 Limitations on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least a majority in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 8.7 Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest and Additional Interest, if any, on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.8 Collection Suit by Trustee.

If an Event of Default in the payment of principal or interest or Additional Interest, if any, specified in clause (a) or (b) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest and Additional Interest, if any, remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.9 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10 Priorities.

If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 9.7;

Second, to the holders of Senior Indebtedness to the extent required by Article 5;

Third, to Holders for amounts due and unpaid on the Securities for principal and interest including Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest including Additional Interest, if any, respectively; and

Fourth, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

Section 8.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then outstanding.

ARTICLE IX.

TRUSTEE

Section 9.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.2 Rights of Trustee.

Subject to Section 9.1 and its duties and responsibilities under the TIA:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Section 11.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel, of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 9.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

Section 9.4 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 9.5 Notice of Default or Events of Default.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a Default or an Event of Default in payment of the principal of or interest and Additional Interest, if any, on any Security.

Section 9.6 Reports by Trustee to Holders.

If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 9.7 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable legal fees and expenses incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement of any such claim without its prior written consent, which shall not be unreasonably withheld.

Notwithstanding anything to the contrary herein, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest, including Additional Interest, if any, on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (g) or (h) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 9.7 shall survive the termination of this Indenture.

Section 9.8 Replacement of Trustee.

The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 9.10;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 25% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

Section 9.9 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to another Person, the resulting, surviving or transferee entity, without any further act, shall be the successor Trustee, provided such transferee entity shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 9.10 Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 9.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE X.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1 Without Consent of Holders.

Notwithstanding Section 10.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(a) to comply with Sections 4.12, 7.1 and 7.2;

(b) to cure any ambiguity, omission, defect or inconsistency;

(c) to make any other change that does not adversely affect the rights of any Holder;

(d) to comply with the provisions of the TIA, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or to make any change necessary for the registration under the Securities Act of the Securities or the Common Stock issuable upon conversion of the Securities;

(e) to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company; or

(f) to appoint a successor Trustee.

Section 10.2 With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to Section 10.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

(a) change the record date or payment date or Stated Maturity Date of the principal of, or interest or Additional Interest, if any, on any Security;

(b) reduce the principal amount of or interest on, including Additional Interest, if any, on any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security or purchase price payable in connection with any redemption pursuant to Section 3.1, a Change of Control or an Optional Purchase Offer;

(d) change the place or currency of payment of principal of or any interest on, including Additional Interest, if any, on any Security;

(e) extend time for payment or otherwise waive a Default or Event of Default in the payment of principal of or premium, if any, or interest and Additional Interest, if any, on any Security;

(f) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(g) modify the provisions with respect to the purchase right of Holders upon a redemption by the Company pursuant to Section 3.1, a Change of Control or an Optional Purchase Offer in a manner adverse to Holders;

(h) modify the subordination provisions of Article 5 in a manner materially adverse to the Holders of Securities;

(i) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

(j) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment of this Indenture;

(k) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain Defaults under this Indenture; and

(l) modify any of the provisions of this Section or Section 8.4, except to increase the percentage described in clause (k) immediately above or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 10.2 or under Section 10.1 may not make any change that adversely affects the rights under Article 5 of any holder of any Senior Indebtedness then outstanding unless such holder consents to the change.

Section 10.3 Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement. In the event of any conflict between this Indenture and the TIA, the terms of the TIA shall govern.

Section 10.4 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (l) of Section 10.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 10.5 Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.

Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.6 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 10.7 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XI.

MISCELLANEOUS

Section 11.1 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 11.2 Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

iDine Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, IL 60606

Attention: Secretary

Facsimile No.: (312) 521-6768

if to the Trustee, to:

LaSalle Bank National Association

135 South LaSalle Street, Suite 1960

Chicago, IL 60603,

Attention: Victoria Douyon

Facsimile No.: (312) 904-5619

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested, or delivered by an overnight delivery service guaranteeing next day delivery to it at its address shown on the register kept by the Primary Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3 Communications by Holders With Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 11.4 Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel (which must include the statements set forth in Section 11.4(b)) stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture must comply with the provisions of TIA § 314(c) and must include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.5 Record Date for Vote or Consent of Securityholders.

The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 11.6 Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 11.7 Legal Holidays.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.8 Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Securities.

Section 11.9 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10 No Recourse Against Others.

All liability described in paragraph 17 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 11.11 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12 Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 11.13 Separability.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14 Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

iDine Rewards Network, Inc.

By:	/s/ Kenneth R. Posner

Name: Kenneth R. Posner
Title: Senior Vice President, Finance and Administration

LaSalle Bank National Association as Trustee

By:	/s/ Kristine E. Brutsman
	Name:	Kristine E. Brutsman
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO IDINE REWARDS NETWORK INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”(1)

(1)

These paragraphs should be included only if the Security is a Global Security.

“THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.”(2)

(2)

These paragraphs to be included only if the Security is a Restricted Security.

“THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS DEBENTURE AND THE SHARES OF COMMON

STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”(2)

(2)

These paragraphs to be included only if the Security is a Restricted Security.

“THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.”(2)

IDINE REWARDS NETWORK INC.

No.:

CUSIP: 45168AAA8

3 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023

iDine Rewards Network Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to, or registered assigns, the principal sum of Dollars ($) on October 15, 2023 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].(3)

(3) This phrase should be included only if the Security is a Global Security.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

(Signature Page Follows)

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

iDine Rewards Network Inc.

By:
Name:
Title:

Attest:

Name:
Title:
Dated:

Trustee’s Certificate of

Authentication: This is one of the

Securities referred to in the within-

mentioned Indenture.

LaSalle Bank National Association, as Trustee

Authorized Signatory

By:

Name:
Title:

[FORM OF REVERSE SIDE OF SECURITY]

iDINE REWARDS NETWORK INC.

3 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023

1. INTEREST

iDine Rewards Network Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 3¼% per annum. The Company shall pay interest semiannually on April 15 and October 15 of each year (each such date, an “Interest Payment Date”), commencing April 15, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 2003; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof (each such date, a “Interest Payment Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

2. METHOD OF PAYMENT

The Company shall pay principal, interest and Additional Interest, if any, on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on April 1 or October 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest including Additional Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest and Additional Interest, if any, in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least ten business days prior to the payment date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, LaSalle Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 3¼% Convertible Subordinated Debentures Due 2023 (the “Securities”), issued under an Indenture dated as of October 15, 2003 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of the Securities are qualified in their entirety by those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of such terms. The Securities are general subordinated unsecured obligations of the Company limited to $70,000,000 in aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5. PURCHASE OF SECURITIES AT OPTION OF COMPANY

The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after October 15, 2008, subject to the terms and conditions of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Security being redeemed, together with accrued and unpaid interest and Additional Interest, if any, up to, but not including, the Redemption Date; provided, that if the Redemption Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date.

6. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 Business Days after the occurrence of a Change of Control, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest including Additional Interest, if any, up to, but excluding, the Change of Control Purchase Date, provided, that if a Change of Control Purchase Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date. The Holder shall have the right to withdraw any Change of Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

7. OPTIONAL PURCHASE AT OPTION OF HOLDER

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on October 1, 2008, October 1, 2013 and October 1, 2018, (each, an “Optional Purchase Date”), at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest including Additional Interest, if any, up to, but excluding, the Optional Purchase Date, provided, that if an Optional Redemption Date falls after an Interest Payment Record Date and on or before an Interest Payment Date, then the interest and Additional Interest, if any, will be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date. The Holder shall have the right to withdraw any Optional Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Optional Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8. CONVERSION

A Holder of a Security may convert, at the option of the Holder, the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on October 15, 2023; provided, however, if such Security is submitted or presented for purchase pursuant to Article 3 of the Indenture, such conversion right shall terminate upon the delivery by the Holder of a Redemption Notice, Change of Control Purchase Notice or Optional Purchase Notice unless such notice has been validly withdrawn by such Holder in accordance with the Indenture for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall Default in making the Redemption Price, Change of Control Purchase Price or Optional Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Security is purchased).

The initial Conversion Price is $17.89 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in Cash based upon the Closing Price (as defined in the Indenture) of Common Stock on the Trading Day immediately prior to the Conversion Date.

Upon conversion, the Company shall have the option, in its sole discretion, to satisfy its obligations to the Holder upon conversion by delivering to such Holder (1) Common Stock, (2) Cash or (3) a combination of Common Stock and Cash as set forth in Section 4.15 of the Indenture.

To convert a Security, a Holder must (a) complete and manually sign the Conversion Notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required.

A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Holder of a Security is not entitled to receive any accrued and unpaid interest and Additional Interest, if any, in respect of the Security upon, or from and after, the conversion of such Security.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to Article 4 of the Indenture.

A Security in respect of which a Holder had delivered a Change of Control Purchase Notice or an Optional Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change of Control Purchase Notice or Optional Purchase Notice is withdrawn in accordance with the terms of the Indenture.

9. SUBORDINATION

The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in Cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred and that the subordination is for the benefit of the holders of the Senior Indebtedness. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of (a) any amendment, modification, or supplement of, or any waiver or consent to, any of the terms of any Senior Indebtedness or the agreement or instrument governing any Senior Indebtedness, (b) the release or non-perfection of any collateral securing any Senior Indebtedness or (c) the manner of sale or other disposition of the collateral securing any Senior Indebtedness or the application of the proceeds upon such sale.

10. DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11. PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

12. UNCLAIMED MONEY

If money for the payment of principal or interest including Additional Interest, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority of the aggregate principal amount of the Securities then outstanding, and the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, omission, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14. SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) will be released from those obligations.

15. DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default includes: (i) Default for 30 days in payment of any interest or Additional Interest on any Security; (ii) Default in payment of any principal or premium, if any, on the Securities when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its agreements or covenants contained in the Indenture or the Securities; (iv) Default in the payment of the Redemption Price, Change of Control Purchase Price or Optional Purchase Price of any Security when due; (v) failure by the Company to issue Cash, Common Stock or any combination thereof upon conversion of Securities by a Holder in accordance with the Indenture; (vi) failure by the Company to provide notice of a Change of Control when required by the Indenture; (vii) certain indebtedness is not discharged as set forth under the Indenture; and (viii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Defaults.

16. TRUSTEE DEALINGS WITH THE COMPANY

LaSalle Bank National Association the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17. NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

18. AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

19. ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20. CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

The laws of the State of New York shall govern the Indenture and the Securities without giving effect to such state’s conflicts of law principles. The Company has irrevocably and unconditionally submitted to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to the Indenture or the Securities. The Company has irrevocably appointed United States Corporation Company as its authorized agent for service of process and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: iDine Rewards Network Inc., 2 North Riverside Plaza, Suite 950, Chicago, IL 60606. TEL: (312) 521-6767, FAX NO: (312) 521-6768.

ASSIGNMENT FORM

To:

iDine Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, IL 60606

Attention: Secretary

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:	(Sign exactly as your name appears on the other side of this Security)

Number of Securities: *Signature guaranteed by: By: *

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To:

iDine Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, IL 60606

Attention: Secretary

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the Common Stock issuable and/or deliverable upon conversion, together with any payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and/or delivered to the registered Holder hereof unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Print or type assignee’s name, address and zip code)

Your Signature:

Date:	(Sign exactly as your name appears on the other side of this Security)

Number of Securities: *Signature guaranteed by: By: *

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE

UPON A CHANGE OF CONTROL

To:

iDine Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, IL 60606

Attention: Secretary

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from iDine Rewards Network Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Purchase Price, together with accrued interest and Additional Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:

Number of Securities:	Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

OPTION TO ELECT REPURCHASE

ON OPTIONAL PURCHASE DATE

To:

iDine Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, IL 60606

Attention: Secretary

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from iDine Rewards Network Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Purchase Price, together with accrued interest and Additional Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:

Number of Securities:	Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF DEBENTURES(4)

The following exchanges, repurchases or conversions of a part of this global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

(4)

This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF RESTRICTED SECURITIES(5)

(5)

This certificate should only be included if this Security is a Restricted Security.

Re:

3 ¼% Convertible Subordinated Securities Due 2008 (the “Securities”) of iDine Rewards Network Inc.

This certificate relates to $                     principal amount of Securities owned in (check applicable box)

☐ book-entry or ☐ definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of October 15, 2003 between iDine Rewards Network Inc. and LaSalle Bank National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐

Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐

Such Security is being acquired for the Transferor’s own account, without transfer.

☐

Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto

(“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:	(Insert Name of Transferor)